Exhibit 99.1

CareDx Reports Third Quarter 2021 Results
Increases Full Year Revenue Guidance

SOUTH SAN FRANCISCO, Calif., October 28, 2021 (GLOBE NEWSWIRE) -- CareDx, Inc. (Nasdaq: CDNA), a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, today reported financial results for the third quarter ended September 30, 2021.
Recent Highlights:
•Achieved record revenue of $75.6 million for the three months ended September 30, 2021, increasing 42% year-over-year
•Grew testing services volume 86% year-over-year, with approximately 40,000 AlloSure and AlloMap patient results provided in the quarter - highlighted by an approximately 90% attach rate for HeartCare
•Announced publication of KidneyCare validation study in Kidney360 – Multicenter study validating AlloMap and demonstrating the complementary value with AlloSure for detecting rejection
•Received first commercial AlloSure Lung coverage, followed by commercial launch of AlloSure Lung, the first dd-cfDNA test available for lung transplant patients, in October

“I'm pleased with our strong performance in the third quarter, driven by 86% volume growth in testing services,” said Reg Seeto, President and Chief Executive Officer of CareDx. “We made significant progress toward our goal of OrganCare multi-modality, while continuing our pan-organ leadership in being the first with dd-cfDNA in Heart, Kidney and now Lung. We remain 100% committed to patients, and to transforming the transplant patient journey through innovation.”
Third Quarter 2021 Financial Results
Revenue for the three months ended September 30, 2021 was $75.6 million, an increase of 42% compared with $53.4 million in the third quarter of 2020. Testing services revenue for the third quarter was $66.5 million, compared with $45.5 million in the same period of 2020. Product revenue in the three months ended September 30, 2021 was $6.5 million, compared to $5.4 million in the same period of 2020. Digital and other revenue for the third quarter of 2021 was $2.6 million.
For the third quarter of 2021, net loss was $11.9 million compared to a net loss of $2.8 million in the same period of 2020. Basic and diluted net loss per share was $0.23 in the third quarter of 2021, compared to basic and diluted net loss per share of $0.06 in the third quarter of 2020.
Non-GAAP net income was $4.0 million in the third quarter of 2021 compared to a $5.1 million non-GAAP net income in the third quarter of 2020. Diluted non-GAAP net income per share was $0.07 in the third quarter of 2021, compared to a diluted non-GAAP net income per share of $0.10 in the third quarter of 2020.
Adjusted EBITDA for the third quarter of 2021 was a gain of $4.7 million, compared to an adjusted EBITDA of $5.6 million in the third quarter of 2020.
Cash, cash equivalents & marketable securities were $363.3 million as of September 30, 2021.
For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA Financial Measures” below.
2021 Guidance
For the full year 2021, CareDx now expects revenue to be in the range of $290 million to $293 million (previously $280 million to $290 million).
About CareDx
CareDx, Inc., headquartered in South San Francisco, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding the Company's fiscal 2021 revenue, achievement of our financial and operational goals and our prospects. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed by CareDx with the SEC on February 24, 2021, and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.
Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net income, non-GAAP basic and diluted net income per share and adjusted EBITDA. We define non-GAAP net income and per share results as the GAAP net income and per share results excluding the impacts of stock-based compensation; net unrealized gains and losses related to equity securities, changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net income/(loss) before net interest income/(expense), income tax benefit, depreciation and amortization, and other income and expense. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx's operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.
Investor Relations Contact
Ian Cooney
(415) 287-2300 x 3550
investor@caredx.com

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Testing services revenue	$66,464	$45,529	$190,635	$113,264
Product revenue	6,521	5,383	19,160	13,369
Digital and other revenue	2,604	2,457	7,382	6,917
Total revenue	75,589	53,369	217,177	133,550
Operating expenses:
Cost of testing services	18,038	11,900	51,756	30,631
Cost of product	4,919	3,705	13,771	9,635
Cost of digital and other	1,879	1,210	4,861	3,966
Research and development	19,439	12,474	54,479	35,616
Sales and marketing	21,370	13,870	56,421	37,727
General and administrative	18,671	13,117	50,216	35,436
Total operating expenses	84,316	56,276	231,504	153,011
Loss from operations	(8,727)	(2,907)	(14,327)	(19,461)
Other income (expense):
Interest income, net	20	29	147	146
Change in estimated fair value of common stock warrant liability	88	79	50	(990)
CARES Act Provider Relief Fund	—	—	—	4,813
Other expense, net	(3,440)	(254)	(906)	(572)
Total other (expense) income	(3,332)	(146)	(709)	3,397
Loss before income taxes	(12,059)	(3,053)	(15,036)	(16,064)
Income tax benefit	162	235	525	865
Net loss	$(11,897)	$(2,818)	$(14,511)	$(15,199)
Net loss per share:
Basic	$(0.23)	$(0.06)	$(0.28)	$(0.33)
Diluted	$(0.23)	$(0.06)	$(0.28)	$(0.33)
Weighted-average shares used to compute net loss per share:
Basic	52,681,451	49,010,680	52,034,450	45,526,810
Diluted	52,681,451	49,010,680	52,034,450	45,526,810

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$353,082	$134,669
Marketable securities	10,199	90,034
Accounts receivable	56,181	34,624
Inventory	18,800	10,012
Prepaid and other current assets	6,413	3,758
Total current assets	444,675	273,097
Property and equipment, net	18,719	10,704
Operating leases right-of-use assets	18,316	15,228
Intangible assets, net	48,367	44,355
Goodwill	26,051	23,857
Restricted cash	210	270
Other assets	6,834	1,000
Total assets	$563,172	$368,511
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,894	$9,653
Accrued compensation	24,243	18,466
Accrued and other liabilities	30,599	20,602
Refund liability - CMS advance payment	—	20,496
Total current liabilities	69,736	69,217
Deferred tax liability	678	1,299
Common stock warrant liability	195	447
Deferred payments for intangible assets	2,084	3,560
Operating lease liability, less current portion	17,876	16,069
Other liabilities	456	240
Total liabilities	91,025	90,832
Commitments and contingencies
Stockholders’ equity:
Common stock	52	49
Additional paid-in capital	843,226	632,253
Accumulated other comprehensive loss	(4,093)	(2,096)
Accumulated deficit	(367,038)	(352,527)
Total stockholders’ equity	472,147	277,679
Total liabilities and stockholders’ equity	$563,172	$368,511

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of testing services reconciliation:
GAAP cost of testing services	$18,038	$11,900	$51,756	$30,631
Stock-based compensation expense	(750)	(431)	(1,715)	(1,101)
Acquisition related-amortization of purchased intangibles	(329)	(329)	(987)	(987)
Non-GAAP cost of testing services	$16,959	$11,140	$49,054	$28,543
Cost of product reconciliation:
GAAP cost of product	$4,919	$3,705	$13,771	$9,635
Stock-based compensation expense	(156)	(97)	(446)	(289)
Acquisition related-amortization of purchased intangibles	(480)	(445)	(1,434)	(1,210)
Non-GAAP cost of product	$4,283	$3,163	$11,891	$8,136
Cost of digital and other reconciliation:
GAAP cost of digital and other	$1,879	$1,210	$4,861	$3,966
Stock-based compensation expense	(217)	(124)	(555)	(338)
Acquisition related-amortization of purchased intangibles	(209)	(86)	(458)	(259)
Non-GAAP cost of digital and other	$1,453	$1,000	$3,848	$3,369
Research and development expenses reconciliation:
GAAP research and development expenses	$19,439	$12,474	$54,479	$35,616
Stock-based compensation expense	(1,986)	(1,224)	(5,284)	(3,490)
Non-GAAP research and development expenses	$17,453	$11,250	$49,195	$32,126
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$21,370	$13,870	$56,421	$37,727
Stock-based compensation expense	(3,853)	(1,623)	(8,144)	(4,175)
Acquisition related-amortization of purchased intangibles	(502)	(376)	(1,344)	(1,089)
Non-GAAP sales and marketing expenses	$17,015	$11,871	$46,933	$32,463
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$18,671	$13,117	$50,216	$35,436
Stock-based compensation expense	(3,677)	(3,249)	(10,439)	(8,031)
Change in estimated fair value of contingent consideration	(156)	(35)	35	(301)
Acquisition related fees and expenses	(485)	—	(866)	—
Non-GAAP general and administrative expenses	$14,353	$9,833	$38,946	$27,104
Total other income (expense) reconciliation:
GAAP other income (expense), net	$(3,332)	$(146)	$(709)	$3,397
Unrealized loss on long-term marketable equity securities	3,257	—	167	—
Change in estimated fair value of common stock warrant liability	(88)	(79)	(50)	990
Accretion of liability	55	80	199	272
Non-GAAP other (expense) income, net	$(108)	$(145)	$(393)	$4,659
Income tax benefit reconciliation:
GAAP income tax benefit	$162	$235	$525	$865
Tax effect related to amortization of purchased intangibles	(122)	(130)	(373)	(369)
Non-GAAP income tax benefit	$40	$105	$152	$496

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net loss	$(11,897)	$(2,818)	$(14,511)	$(15,199)
Stock-based compensation expense	10,639	6,748	26,583	17,424
Unrealized loss on long-term marketable equity securities	3,257	—	167	—
Acquisition related-amortization of purchased intangibles	1,520	1,236	4,223	3,545
Acquisition related fees and expenses	485	—	866	—
Change in estimated fair value of contingent consideration	156	35	(35)	301
Change in estimated fair value of common stock warrant liability	(88)	(79)	(50)	990
Accretion of liability	55	80	199	272
Tax effect related to amortization of purchased intangibles	(122)	(130)	(373)	(369)
Non-GAAP net income	4,005	5,072	17,069	6,964

GAAP basic and diluted net loss per share	$(0.23)	$(0.06)	$(0.28)	$(0.33)

Non-GAAP basic net income per share	$0.08	$0.10	$0.33	$0.15
Non-GAAP diluted net income per share	$0.07	$0.10	$0.31	$0.15

Shares used in computing non-GAAP basic net income per share	52,681,451	49,010,680	52,034,450	45,526,810
Shares used in computing non-GAAP diluted net income per share	54,584,822	50,446,939	54,454,433	46,571,527

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Non-GAAP net income	$4,005	$5,072	$17,069	$6,964
Interest income	(20)	(29)	(147)	(146)
Income tax benefit	(40)	(105)	(152)	(496)
Depreciation expense	624	486	1,879	1,235
CARES Act Provider Relief Fund	—	—	—	(4,813)
Other expense, net	128	174	540	300
Adjusted EBITDA	$4,697	$5,598	$19,189	$3,044